UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 6, 2014

DARLING INTERNATIONAL INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS 75038

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Credit Agreement

On January 6, 2014 (the “CA Closing Date”), Darling International Inc. (“Darling”), Darling International Canada Inc. (“Darling Canada”) and Darling International NL Holdings B.V. (“Darling NL”) entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”) with the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents from time to time party thereto.

The Credit Agreement provides for senior secured credit facilities (the “Senior Secured Facilities”) in the aggregate principal amount of $2.65 billion comprised of (i) Darling’s existing $350 million term loan A facility (all of which $350 million had been borrowed by Darling under the preceding First Amended and Restated Credit Agreement and are currently outstanding), (ii) Darling’s existing $1.0 billion five-year revolving loan facility (approximately $250 million of which will be available for a letter of credit sub-facility and $50 million of which will be available for a swingline sub-facility) and (iii) a new $1.3 billion term loan B facility. The Credit Agreement also permits Darling and the other borrowers thereunder to incur ancillary facilities provided by any lender under the Senior Secured Facilities. Up to $350.0 million of the revolving loan facility is available to be borrowed by Darling in U.S. dollars, Canadian dollars, euros and other currencies to be agreed and available to each applicable lender, to be borrowed in Canadian dollars by Darling Canada and to be borrowed in U.S. Dollars, euros and other currencies to be agreed and available to each applicable lender by Darling NL and certain other foreign subsidiaries of Darling who will be added as borrowers following the CA Closing Date. On the CA Closing Date, $600.0 million of the term loan B facility was borrowed in U.S. dollars by Darling and the euro equivalent of $700.0 million of the term loan B facility was borrowed in euros by Darling NL. Those borrowings under the term loan B facility are currently outstanding. The proceeds of the term loan B facility and a portion of the revolving loan facility were used to pay a portion of the consideration of the acquisition (the “VION Acquisition”) by Darling of the Ingredients business of VION Holding N.V., a Dutch limited liability company (“VION”), and the revolving loan facility will also be used for working capital needs, general corporate purposes and other purposes not prohibited by the Credit Agreement. Immediately following the closing of the Credit Agreement on the CA Closing Date, $441.57 million was outstanding under the revolving credit facility.

Interest Rate. The interest rate applicable to any borrowings under the term loan A facility and the revolving loan facility will equal either LIBOR/euro interbank offered rate/CDOR plus 2.50% per annum or base rate/Canadian prime rate plus 1.50% per annum, subject to certain step-downs based on Darling’s total leverage ratio. The interest rate applicable to any borrowings under the term loan B facility will equal (a) for U.S. dollar term loans, either the base rate plus 1.50% or LIBOR plus 2.50%, and (b) for euro term loans, the euro interbank offered rate plus 2.75%, in each case subject to a step-down based on Darling’s total leverage ratio. For term loan B loans, the LIBOR rate shall not be less than 0.75%.

Repayment; Maturity. The term loan A facility is repayable in quarterly installments as follows: for the first eight quarters, 1.25% of the original principal amount of the term loan A facility, for the ninth through sixteenth quarters, 1.875% of the original principal amount of the term loan A facility, and for each quarterly installment after such sixteenth installment until September 27, 2018, 3.75% of the original principal amount of the term loan A facility. The term loan B facility is repayable in equal quarterly installments of 0.25% of the original principal amount of the term loan B facility, with the balance due on the date that is seven years following the CA Closing Date. The revolving credit facility will mature on September 27, 2018

Representations; Covenants; Events of Default. The Credit Agreement contains various customary representations and warranties by Darling and its subsidiaries, which include customary use of materiality, material adverse effect and knowledge qualifiers. The Credit Agreement also contains (a) certain affirmative covenants that impose certain reporting and/or performance obligations on Darling and its subsidiaries, (b) certain negative covenants that generally prohibit, subject to various exceptions, Darling and its restricted subsidiaries from taking certain actions, including, without limitation, incurring indebtedness, making investments, incurring liens, paying dividends and engaging in mergers and consolidations, sale and leasebacks and asset dispositions, (c) financial covenants, which include a maximum total leverage ratio, a maximum secured leverage ratio and a minimum interest coverage ratio and (d) customary events of default (including a change of control) for financings of this type. Obligations under the Senior Secured Facilities may be declared due and payable upon the occurrence and during the continuance of customary events of default.

Security Agreement. Pursuant to that certain Second Amended and Restated Security Agreement, dated as of January 6, 2014 (the “Security Agreement”), by and among Darling, its domestic subsidiaries signatory thereto and any other domestic subsidiary who may become a party thereto and JPMorgan Chase Bank, N.A., as administrative agent, the Senior Secured Facilities, are secured, subject to certain carevouts and exceptions, by a first priority lien on substantially all of the assets of Darling and such domestic subsidiaries. The obligations of Darling Canada, Darling NL and any other foreign borrower under the Senior Secured Facilities will also be secured by a first priority lien on certain assets of certain of Darling’s foreign subsidiaries (including, after the VION Acquisition, certain of the subsidiaries acquired from Vion) organized in Canada, Belgium, Germany, the Netherlands and Brazil, subject to certain carveouts and exceptions.

Guaranty. Pursuant to a Second Amended and Restated Guaranty Agreement, dated as of January 6, 2014 (the “Guaranty Agreement”), (a) the obligations of Darling under the Senior Secured Facilities are guaranteed by certain of Darling’s wholly-owned domestic subsidiaries and (b) the obligations of Darling Canada, Darling NL and any other foreign borrower under the Senior Secured Facilities are guaranteed by Darling and certain of its domestic and foreign wholly-owned subsidiaries, in each case subject to certain carveouts and exceptions.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, Security Agreement and Guaranty Agreement, attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Purchase Agreement; Indenture and 5.375% Senior Notes Due 2022

On December 18, 2013, Darling Escrow Corporation (“Darling Escrow Sub”), a Delaware corporation and wholly-owned subsidiary of Darling entered into a Purchase Agreement (the “Original Purchase Agreement”) with Goldman, Sachs & Co. (“Goldman Sachs”) and J.P. Morgan Securities LLC (“J.P. Morgan”), for themselves and on behalf of BMO Capital Markets Corp. (“BMO” and together with Goldman Sachs and J.P. Morgan, the “Initial Purchasers”), for the sale of $500,000,000 aggregate principal amount of its 5.375% Senior Notes due 2022 (the “Notes”). On January 2, 2014, the Notes, which were offered in a private offering in connection with the VION Acquisition, were issued pursuant to a Senior Notes Indenture, dated as of January 2, 2014 (the “Original Indenture”), among Darling Escrow Sub, the Subsidiary Guarantors (as defined in the Original Indenture) party thereto from time to time and U.S. Bank National Association, as trustee (the “Trustee”), with the gross proceeds from the offering of the Notes and certain additional amounts deposited in an escrow account pending the satisfaction of certain conditions, including the completion of the VION Acquisition (which acquisition has been completed as previously announced by Darling through its Current Report on Form 8-K filed with the Securities and Exchange Commission on January 8, 2014).

On January 8, 2014 (the “Closing Date”), Darling Escrow Sub merged (the “Merger”) with and into Darling (with Darling as the survivor of the Merger), pursuant to an Agreement and Plan of Merger, dated January 8, 2014, between Darling Escrow Sub and Darling.

In connection with the completion of the Merger, pursuant to the provisions of the Original Indenture and the Original Purchase Agreement, Darling Escrow Sub, Darling and certain of Darling’s subsidiaries: Craig Protein Division, Inc., Darling AWS LLC, Darling National LLC, Darling Northstar LLC, Darling Global Holdings Inc., EV Acquisition, Inc., Griffin Industries LLC, Terra Holding Company and Terra Renewal Services Inc. (such subsidiaries, the “Guarantors”) entered into a supplemental indenture with the Trustee (the “Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), pursuant to which, upon effectiveness of the Merger, Darling assumed all the obligations of Darling Escrow Sub under the Notes and the Indenture and the Guarantors guaranteed the Notes and agreed to be bound by the terms of the Indenture applicable to subsidiary guarantors of the Notes. In addition, in accordance with the provisions of the Original Purchase Agreement, upon the completion of the Merger, Darling and the Guarantors became parties to the Original Purchase Agreement, by entering into a Joinder to the Purchase Agreement, dated as of the Closing Date (together with the Original Purchase Agreement, the “Purchase Agreement”), with Goldman Sachs and J.P. Morgan, for themselves and on behalf of BMO. Upon satisfaction of the escrow release conditions on the Closing Date, the proceeds from the offering of the Notes were released from the escrow account in accordance with Darling’s written instructions. Darling used a portion of the proceeds from the offering of the Notes to pay the Initial Purchasers’ commission related to the offering of the Notes and certain fees and expenses (including bank fees and expenses) related to the financing of the VION Acquisition and for purposes of satisfying, discharging and redeeming its 8.5% Senior Notes due 2018 as described below under the section titled “Item.1.02. Termination of Material Definitive Agreement.” Darling intends to use the remaining proceeds to pay certain other fees and expenses related to the completion of the VION Acquisition and its related financings, to repay a portion of the borrowings under its revolving credit facility used to fund a portion of the consideration for the VION Acquisition and for general corporate purposes, which may include the repayment of indebtedness.

The Purchase Agreement contains customary representations, warranties and agreements by Darling and the Guarantors. In addition, Darling and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities.

The Notes will mature on January 15, 2022. Darling will pay interest on the Notes on January 15 and July 15 of each year, commencing on July 15, 2014. Interest on the Notes will accrue at a rate of 5.375% per annum and be payable in cash.

Guarantees. The Notes are currently guaranteed on an unsecured senior basis by the Guarantors, which constitute all of Darling’s existing restricted subsidiaries that guarantee the Credit Agreement (other than Darling’s foreign subsidiaries). Under the Indenture, each restricted subsidiary of Darling (other than Darling’s foreign subsidiaries and certain of Darling’s subsidiaries that engage solely in the financing of receivables and are so designated by Darling) is required to guarantee the Notes (a) if the Credit Agreement is outstanding and such restricted subsidiary guarantees the Credit Agreement and (b) if the Credit Agreement is not outstanding, if such restricted subsidiary incurs certain indebtedness in excess of $50.0 million.

Ranking. The Notes will rank senior in right of payment to all existing and future debt of Darling that is expressly subordinated in right of payment to the Notes. The Notes will rank equally in right of payment with all existing and future liabilities of Darling that are not so subordinated. The Notes will be effectively subordinated to all of the existing and future secured debt of Darling and the Guarantors, including debt under the Credit Agreement, to the extent of the value of the assets securing such debt. The Notes will be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of the subsidiaries of Darling that do not guarantee the Notes.

The guarantees by the Guarantors (the “Guarantees”) will rank senior in right of payment to all existing and future debt of the Guarantors that is expressly subordinated in right of payment to the Guarantees. The Guarantees will rank equally in right of payment with all existing and future liabilities of the Guarantors that are not so subordinated. The Guarantees will be effectively subordinated to all of the existing and future secured debt of the Guarantors including debt under the Credit Agreement, to the extent of the value of the assets securing such debt. Each Guarantee will be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of the subsidiaries of such Guarantor that do not guarantee the Notes.

Offer to Purchase; Open Market Purchases. Darling is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, Darling may be required to offer to purchase Notes as described under “Change of Control” and “Asset Sale Proceeds” below. Darling may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption. Darling may redeem some or all of the Notes at any time prior to January 15, 2017, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the redemption date and an Applicable Premium (as defined below) as of the date of redemption, subject to the rights of holders on the relevant record date to receive interest due on the relevant interest payment date. The “Applicable Premium” means, with respect to any Note at any redemption date, the greater of: (i) 1.0% of the principal amount of such Note; and (ii) the excess, if any, of (A) the present value as of such redemption date of (1) the redemption price of such Note at January 15, 2017 (such redemption price being set forth in the table below), plus (2) all required interest payments due on such Note through January 15, 2017 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the applicable treasury rate as of such redemption date plus 50 basis points, over (B) the principal amount of such Note.

On and after January 15, 2017, Darling may redeem all or, from time to time, a part of the Notes (including any additional Notes), at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest on the Notes, if any, to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

Year	Percentage
2017	104.031%
2018	102.688%
2019	101.344%
2020 and thereafter	100.000%

In addition, prior to January 15, 2017, Darling may on one or more occasions redeem up to 40% of the original principal amount of the Notes (calculated after giving effect to the issuance of any additional Notes) with the net cash proceeds of one or more equity offerings at a redemption price equal to 105.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that at least 50% of the original principal amount of the Notes (calculated after giving effect to the issuance of any additional Notes) remains outstanding after each such redemption; provided further that the redemption occurs within 90 days after the closing of such equity offering.

Change of Control. If a Change of Control (as defined in the Indenture) occurs, unless Darling has exercised its right to redeem all the Notes as described above under “Optional Redemption,” each holder will have the right to require Darling to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Asset Sale Proceeds. If Darling or its subsidiaries engage in certain Asset Dispositions (as defined in the Indenture), Darling generally must, within specific periods of time, either prepay, repay or repurchase certain of its or its Restricted Subsidiaries’ indebtedness or make an offer to purchase a principal amount of the Notes and certain other debt equal to the excess net cash proceeds, or invest the net cash proceeds from such sales in additional assets. The purchase price of the Notes will be 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

Covenants. The Indenture contains covenants limiting Darling’s ability and the ability of its restricted subsidiaries to, among other things:

•	incur additional indebtedness or issue preferred stock;

•	pay dividends on or make other distributions or repurchase of Darling’s capital stock or make other restricted payments;

•	create restrictions on the payment of dividends or other amounts from Darling’s restricted subsidiaries to Darling or Darling’s other restricted subsidiaries;

•	make loans or investments;

•	enter into certain transactions with affiliates;

•	create liens;

•	designate Darling’s subsidiaries as unrestricted subsidiaries; and

•	sell certain assets or merge with or into other companies or otherwise dispose of all or substantially all of Darling’s assets.

Registration Rights. Holders of the Notes have the benefit of registration rights, as described below.

Events of Default. The Indenture also provides for customary events of default, including, without limitation, payment defaults, covenant defaults, cross acceleration defaults to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency and judgment defaults in excess of specified amounts. If any such event of default occurs and is continuing under the Indenture, the Trustee or the holders of at least 25% in principal amount of the total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes issued under the Indenture to be due and payable immediately.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Original Indenture attached hereto as Exhibit 4.1 and the Supplemental Indenture attached hereto as Exhibit 4.2.

Registration Rights Agreement

In connection with the assumption of the Notes by Darling and the guarantee of the Notes by the Guarantors, on the Closing Date, Darling and the Guarantors became parties to, and Darling assumed all of Darling Escrow Sub’s obligations under, a registration rights agreement, dated as of January 2, 2014 (the “Original Registration Rights Agreement”), among Darling Escrow Sub, and Goldman Sachs and J.P. Morgan, for themselves and on behalf of BMO, by entering into a Joinder to the Registration Rights Agreement, dated as of the Closing Date (the “Registration Rights Agreement Joinder” and together with the Original Registration Rights Agreement, the “Registration Rights Agreement”), with Goldman Sachs and J.P. Morgan, for themselves and on behalf of BMO. Under the Registration Rights Agreement, Darling and the Guarantors have agreed to consummate a registered exchange offer for the Notes under the Securities Act within 270 days after the Closing Date. Darling and the Guarantors have agreed to file and keep effective for a certain time period under the Securities Act a shelf registration statement for the resale of the Notes if an exchange offer cannot be effected and under certain other circumstances. Darling will be required to pay additional interest on the Notes if it fails to timely comply with its obligations under the Registration Rights Agreement until such time as it complies.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Original Registration Rights Agreement attached hereto as Exhibit 10.4 and the Registration Rights Agreement Joinder attached hereto as Exhibit 10.5.

Item 1.02	Termination of Material Definitive Agreement.

On the Closing Date, Darling issued an irrevocable notice of redemption for the redemption on February 7, 2014 of its 8.5% Senior Notes due 2018 (the “8.5% Notes”) issued under a Senior Notes Indenture, dated as of December 17, 2010 (the “2010 Indenture”) among Darling, the Subsidiary Guarantors (as defined in the 2010 Indenture) party thereto from time to time and the Trustee, and also discharged the 2010 Indenture. In connection with the issuance of the redemption notice and the satisfaction and discharge of the 2010 Indenture in accordance with the provisions thereof, Darling deposited a portion of the proceeds from the offering of the Notes sufficient to pay all sums due to the holders of the 8.5% Notes in connection with the redemption of the 8.5% Notes and irrevocably instructed the Trustee to apply the deposited money toward the redemption of the Notes.

As provided in the 2010 Indenture, the obligations of Darling and the Subsidiary Guarantors under the 2010 Indenture, the Notes or the guarantees, as the case may be, may only be revived and reinstated if the Trustee is unable to apply the deposited money for the redemption of the 8.5% Notes due to any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application.

A summary description of the 2010 Indenture is set forth in, and a copy of the 2010 Indenture is an exhibit to, the Current Report on Form 8-K filed by Darling with the Securities and Exchange Commission on December 20, 2010.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report under the heading “Credit Agreement” and “Purchase Agreement; Indenture and 5.375% Senior Notes Due 2022” is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Senior Notes Indenture, dated as of January 2, 2014, by and among Darling Escrow Corporation, the subsidiary guarantors party thereto from time to time and U.S. Bank National Association, as trustee.

4.2	Supplemental Indenture, dated as of January 8, 2014, by and among Darling Escrow Corporation, Darling International Inc., Craig Protein Division, Inc., Darling AWS LLC, Darling National LLC, Darling Northstar LLC, Darling Global Holdings Inc., EV Acquisition, Inc., Griffin Industries LLC, Terra Holding Company and Terra Renewal Services Inc. and U.S. Bank National Association, as trustee.

10.1	Second Amended and Restated Credit Agreement, dated as of January 6, 2014, by and among Darling International Inc., the other borrowers party thereto from time to time, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents from time to time party thereto.

10.2	Second Amended and Restated Security Agreement, dated as of January 6, 2014, by and among Darling International Inc., its subsidiaries signatory thereto and any other subsidiary who may become a party thereto and JPMorgan Chase Bank, N.A, as administrative agent.

10.3	Second Amended and Restated Guaranty Agreement, dated as of January 6, 2014, by and among Darling International Inc., its subsidiaries signatory thereto and any other subsidiary who may become a party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.4	Registration Rights Agreement, dated as of January 2, 2014, by and among Darling Escrow Corporation, and Goldman, Sachs & Co. and J.P. Morgan Securities LLC, for themselves and on behalf of BMO Capital Markets Corp.

10.5	Joinder to the Registration Rights Agreement, dated as of January 8, 2014, by and among Darling International Inc., Craig Protein Division, Inc., Darling AWS LLC, Darling National LLC, Darling Northstar LLC, Darling Global Holdings Inc., EV Acquisition, Inc., Griffin Industries LLC, Terra Holding Company and Terra Renewal Services Inc., and Goldman, Sachs & Co. and J.P. Morgan Securities LLC, for themselves and on behalf of BMO Capital Markets Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INTERNATIONAL INC.

Date: January 10, 2014	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit Number	Description

4.1	Senior Notes Indenture, dated as of January 2, 2014, by and among Darling Escrow Corporation, the subsidiary guarantors party thereto from time to time and U.S. Bank National Association, as trustee.

4.2	Supplemental Indenture, dated as of January 8, 2014, by and among Darling Escrow Corporation, Darling International Inc., Craig Protein Division, Inc., Darling AWS LLC, Darling National LLC, Darling Northstar LLC, Darling Global Holdings Inc., EV Acquisition, Inc., Griffin Industries LLC, Terra Holding Company and Terra Renewal Services Inc. and U.S. Bank National Association, as trustee.

10.1	Second Amended and Restated Credit Agreement, dated as of January 6, 2014, by and among Darling International Inc., the other borrowers party thereto from time to time, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents from time to time party thereto.

10.2	Second Amended and Restated Security Agreement, dated as of January 6, 2014, by and among Darling International Inc., its subsidiaries signatory thereto and any other subsidiary who may become a party thereto and JPMorgan Chase Bank, N.A, as administrative agent.

10.3	Second Amended and Restated Guaranty Agreement, dated as of January 6, 2014, by and among Darling International Inc., its subsidiaries signatory thereto and any other subsidiary who may become a party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.4	Registration Rights Agreement, dated as of January 2, 2014, by and among Darling Escrow Corporation, and Goldman, Sachs & Co. and J.P. Morgan Securities LLC, for themselves and on behalf of BMO Capital Markets Corp.

10.5	Joinder to the Registration Rights Agreement, dated as of January 8, 2014, by and among Darling International Inc., Craig Protein Division, Inc., Darling AWS LLC, Darling National LLC, Darling Northstar LLC, Darling Global Holdings Inc., EV Acquisition, Inc., Griffin Industries LLC, Terra Holding Company and Terra Renewal Services Inc., and Goldman, Sachs & Co. and J.P. Morgan Securities LLC, for themselves and on behalf of BMO Capital Markets Corp.